UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2016
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
By written consent executed as of December 15, 2016, the Board of Directors (the “Board”) of AGNC Investment Corp. (the “Company”) set the number of directors who constitute the Board to five and appointed Paul E. Mullings to the Board, effective immediately. Mr. Mullings was elected to a term that continues until the Company's 2017 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Mullings was also elected to the Audit and the Compliance and Corporate Governance Committees of the Board.

Mr. Mullings, 66, currently serves as a Managing Director of The Collingwood Group, a business advisory and risk management firm focused on the financial services industry, since 2015. Mr. Mullings has a 40-year career in the mortgage banking sector. From 2005 to 2015, Mr. Mullings served as a Senior Vice President of Freddie Mac in the Single Family Business division. While at Freddie Mac, he also served on the Operating, Management and Credit Risk Committees. Prior to joining Freddie Mac, from 1997 to 2005 Mr. Mullings was a Senior Vice President at J.P. Morgan Chase & Co. in the home finance area. Previously, Mr. Mullings was the President and Chief Executive Officer of the Mortgage Electronic Registration Systems, Inc. (MERS) and the President and Chief Executive Officer of the Residential Mortgage Division of the First Interstate Bank in Los Angeles. Mr. Mullings received his Overseas Certificate in Business Studies from the College of Arts, Science and Technology in Kingston, Jamaica, following which he became a Member of The Institute of Accounting Staff in conjunction with the Association of Certified Accountants in London, England.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: December 15, 2016	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary